UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
__________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): September 7, 2021
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TaskUs, Inc.
(Exact Name of Registrant as Specified in its Charter)
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Delaware	001-40482	83-1586636
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1650 Independence Drive, Suite 100
New Braunfels, Texas 78132
(Address of Principal Executive Offices) (Zip Code)
(888) 400-8275
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
__________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.01 per share	TASK	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☑
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On September 7, 2021, the Board of Directors (the “Board”) of TaskUs, Inc. (the “Company”), upon the recommendation of its Nominating & ESG Committee, increased the size of the Board from six to seven members and elected Kelly L. Tuminelli to fill the vacancy so created both effective September 7, 2021. Ms. Tuminelli was elected to serve in the class of directors that will stand for re-election at the Company’s 2022 annual meeting of stockholders. Ms. Tuminelli will serve on the Audit Committee of the Board, replacing Mukesh Mehta.
The Board has affirmatively determined that Ms. Tuminelli is independent under the guidelines for director independence set forth in the Company’s Corporate Governance Guidelines and under all applicable standards of the Nasdaq Stock Market LLC, including with respect to committee service. The Board has also determined that Ms. Tuminelli is independent for purposes of Section 10A(m)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Ms. Tuminelli has no arrangements or understandings with any other person pursuant to which she was selected as a director, and no family relationship with any director or executive officer of the Company.

Ms. Tuminelli has had no direct or indirect material interest in any transaction that would require disclosure under Item 404(a) of Regulation S-K.

The Board approved the following compensation for Ms Tuminelli in consideration for her service on the Board: (i) an annual cash retainer of $50,000, which is prorated and paid quarterly in arrears; (ii) an annual equity grant under the Company’s 2021 Omnibus Incentive Plan (the “Plan”) of restricted stock units (“RSUs”) covering a number of shares of the Company’s Class A Common Stock par value $0.01 per share (the “Class A Common Stock”) having a fair market value on the grant date of $165,000, prorated for her partial initial year of service based on the approximate number of months served of the approximately twelve months from the most recent annual meeting of the Company’s stockholders to the next annual meeting of the Company’s stockholders (and assuming the Company’s annual meeting of stockholders in 2021 was held in June 2021), which vests on the earlier of June 14, 2022 and the date of annual of the Company’s 2022 annual meeting of stockholders; (iii) an at-election equity grant under the Plan of RSUs covering a number of shares of the Company’s Class A Common Stock having a fair market value on the grant date of $250,000, which vests 33% per year beginning on the first anniversary of the grant date; and (iv) an additional annual cash retainer of $10,000 for her service as a member of the Audit Committee.

Item 7.01 Regulation FD Disclosure.

On September 9, 2021, the Company issued a press release announcing Ms. Tuminelli’s election to the Board. The press release is furnished as Exhibit 99.1 hereto and incorporated herein by reference.

The information furnished pursuant to this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities under that section and shall not be deemed to be incorporated by reference into any filings under the Securities Act of 1933, as amended or the Exchange Act except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
99.1	Press release of TaskUs, Inc., dated September 9, 2021, announcing new board member.
104	Cover Page Interactive Data File (formatted as Inline XBRL).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TASKUS, INC.

	By:	/s/ Balaji Sekar
Name: Balaji Sekar
Title: Chief Financial Officer

Date: September 9, 2021